UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17        CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17        CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 6, 2009, Zoo Entertainment, Inc., (“Zoo Entertainment”), Zoo Games, Inc., a wholly-owned subsidiary of the Company (“Zoo Games”) and Zoo Publishing, Inc., a wholly-owned subsidiary of Zoo Games (“Zoo Publishing,”and together with Zoo Entertainment and Zoo Games, the “Company”) entered into a purchase order financing arrangement with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to an Amended and Restated Master Purchase Order Assignment Agreement (the “Assignment Agreement”).  The Assignment Agreement amended and restated in its entirety that certain Master Purchase Order Assignment Agreement between Transcap Trade Finance and Zoo Publishing, dated as of August 20, 2001, as amended.

Pursuant to the Assignment Agreement, the Company will assign purchase orders received from customers to Wells Fargo, and request that Wells Fargo purchase the required materials to fulfill such purchase orders.  Wells Fargo, which may accept or decline the assignment of specific purchase orders, will retain the Company to manufacture, process and ship ordered goods, and will pay the Company for its services upon Wells Fargo’s receipt of payment from the customers for such ordered goods.  Upon payment in full of the purchase order invoice by the applicable customer to Wells Fargo, Wells Fargo will re-assign the applicable purchase order to the Company.  The Company will pay to Wells Fargo a commitment fee in the aggregate amount of $337,500, on the earlier of the twelve month anniversary of the date of the Assignment Agreement, or the date of termination of the Assignment Agreement.  Wells Fargo is not obligated to provide purchase order financing under the Assignment Agreement if the aggregate outstanding funding exceeds $5,000,000.  The Assignment Agreement is for an initial term of twelve months, and shall continue thereafter for successive twelve month renewal terms unless either party terminates the Assignment Agreement by written notice to the other no later than 30 days prior to the end of the initial term or any renewal term.  In the event that the term of the Assignment Agreement is renewed for one or more twelve month terms, for each such twelve month term, the Company will pay to Wells Fargo a commitment fee in the sum of $337,500, paid on the earlier of the twelve month anniversary of such renewal date or the date of termination of the Assignment Agreement.  The initial and renewal commitment fees are subject to waiver if certain product volume requirements are met.  The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the Assignment Agreement, on April 6, 2009 the Company and Wells Fargo entered into an Amended and Restated Security Agreement and Financing Statement (the “Security Agreement”).  The Security Agreement amends and restates in its entirety that certain Security Agreement and Financing Statement, by and between Transcap Trade Finance and Zoo Publishing, dated as of August 20, 2001.  Pursuant to the Security Agreement, the Company granted to Wells Fargo a first priority security interest in certain of its assets as set forth in the Security Agreement, as well as a subordinate security interest in certain other of its assets (the “Common Collateral”), which security interest is subordinate to the security interests in the Common Collateral held by certain senior lenders, as set forth in the Security Agreement.  The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Also in connection with the Assignment Agreement, on April 6, 2009, Mark Seremet, President and Chief Executive Officer of Zoo Games and a director of Zoo Entertainment, and David Rosenbaum, the Senior Vice President of Operations of Zoo Publishing, entered into a Guaranty with Wells Fargo (the “Guaranty”), pursuant to which Messrs. Seremet and Rosenbaum agreed to guaranty the full and prompt payment and performance of the obligations under the Assignment Agreement and the Security Agreement.  The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Number	Description
10.1

Amended and Restated Master Purchase Order Assignment Agreement, by and among Zoo Entertainment, Inc., Zoo Games, Inc., Zoo Publishing, Inc. and Wells Fargo Bank National Association, dated as of April 6, 2009.

10.2

Amended and Restated Security Agreement and Financing Statement, by and among Zoo Entertainment, Inc., Zoo Games, Inc., Zoo Publishing, Inc. and Wells Fargo Bank National Association, dated as of April 6, 2009.

10.3	Guaranty, by and among Wells Fargo Bank, National Association and Mark Seremet and David Rosenbaum as guarantors, dated as of April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2009

ZOO ENTERTAINMENT, INC.

By: /s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer